Exhibit 10.1

Nomura Securities International, Inc.

Worldwide Plaza, 309 West 49th Street, New York, NY 10019-7316

Tel (212) 667-9000     Fax (212) 667-9100

January 26, 2023

Genesis Growth Tech Acquisition Corp.

Bahnhofstrasse 3, 6052 Hergiswil

Nidwalden, Switzerland

Attention: Eyal Perez

With copy to:

Orrick, Herrington & Sutcliffe LLP

222 Berkeley Street, Suite 2000

Boston, MA 02116

Attention: Albert Vanderlaan, Esq.

O’Melveny & Myers LLP

Two Embarcadero Center, 28th Floor

San Francisco, CA 94111

Attention: Noah Kornblith and Kurt Berney

Ladies and Gentlemen:

Reference is made to the underwriting agreement, dated December 8, 2021 (the “Agreement”), among Genesis Growth Tech Acquisition Corp., a Cayman Islands exempted company (the “Company”) and Nomura Securities International, Inc. (“Nomura”) on behalf of itself and as representative of the several underwriters named therein, pursuant to which Nomura was engaged to render certain underwriting services to the Company in connection with the Company’s initial public offering. Unless otherwise defined, capitalized terms used herein have the meanings assigned to such terms in the Agreement.

Whereas (i) pursuant to Section 1(b) of the Agreement Nomura is entitled to receive Underwritten Deferred Discount upon consummation of the Business Combination and (ii) pursuant to Section l(d) of the Agreement Nomura is entitled to receive Option Deferred Discount (and together with the Underwritten Deferred Discount, the “Deferred Discount”), Nomura hereby waives on behalf of itself, effective as of the date hereof, its entitlement to the payment of any and all amounts of Deferred Discount now owing to Nomura or subsequently payable to Nomura in accordance with the Agreement; provided, however, Nomura’s Deferred Discount waiver shall not affect any rights and obligations of the Company or of Nomura which by their terms survived expiration of the Agreement and provided further that Nomura’s Deferred Discount waiver shall not affect any rights of any other underwriter of the Company’s initial public offering.

Nomura’s Underwritten Deferred Discount waiver is not the result of any dispute or disagreement with the Company or any Business Combination target or any of their respective affiliates.

This letter, and any claim, controversy or dispute arising under or related to this letter, shall be governed by and construed in accordance with the laws of the State of New York without reference to principles of conflicts of law.

Very truly yours,

Nomura Securities International, Inc.

By:	/s/ James Chenard
	Name:	James Chenard
	Title:	Managing Director